Exhibit 32.1
STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350
AS REQUIRED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report of Lightning eMotors (the “Company”) on Form 10-K for the period ending December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 13, 2023	/s/ Timothy Reeser	Chief Executive Officer
	Timothy Reeser	(Principal Executive Officer)

March 13, 2023	/s/ David Agatston	Chief Financial Officer
	David Agatston	(Principal Financial Officer)